UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2006

TOYOTA MOTOR CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-9961	95-3775816
____________	______________	______________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue
Torrance, California 90501
(Address of principal executive offices, including zip code)

(310) 468-1310
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2006, Toyota Motor Credit Corporation (“TMCC”), renewed its Euro Medium Term Note Program (the “EMTN Program”). Under the EMTN Program, TMCC may issue unsecured notes (“Notes”) with such terms, including currency, rate and maturity, as agreed by TMCC and the purchasers of such Notes at the time of sale. The EMTN Program was renewed for a period of one year. In connection with the renewal, the aggregate principal amount of Notes authorized under the EMTN Program to be outstanding from time to time was increased from $20 billion to $30 billion.

Notes are issued pursuant to the terms of the Sixth Amended and Restated Agency Agreement, dated September 28, 2006, by and among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A. (the “Sixth Amended and Restated Agency Agreement”). The Sixth Amended and Restated Agency Agreement contains customary terms and conditions, including negative pledge and cross-default provisions. In connection with the renewal, the cross-default threshold was increased from $10 million to $50 million. A copy of the Sixth Amended and Restated Agency Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

The Sixth Amended and Restated Agency Agreement amends and restates the Fifth Amended and Restated Agency Agreement, dated September 30, 2005, by and among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A. The Fifth Amended and Restated Agency Agreement is filed as Exhibit 4.1 to TMCC’s Current Report on Form 8-K dated October 5, 2005.

Notes are issued under the EMTN Program pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”), are not registered under the Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Act.

As of September 28, 2006 there is approximately U.S. $17.9 billion (or its equivalent in other currencies) in principal amount of Notes outstanding under the EMTN Program, leaving approximately U.S. $12.1 billion available for issuance under the EMTN Program.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the descriptions of the EMTN Program and the Sixth Amended and Restated Agency Agreement in Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.  Description
4.1	Sixth Amended and Restated Agency Agreement, dated September 28, 2006, among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

/s/ John F. Stillo
By: John F. Stillo
  Vice President and
       Chief Financial Officer

DATED: October 2, 2006

EXHIBIT INDEX

Exhibit No.  Description

4.1	Sixth Amended and Restated Agency Agreement, dated September 28, 2006, among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A.